NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND. The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

       -------------------------------- ----------------- -------------- ---------------
       TRUSTEE                          FOR               WITHHELD       PERCENTAGE FOR
       -------------------------------- ----------------- -------------- ---------------
       -------------------------------- ----------------- -------------- ---------------
       John J. Brennan                  13,952,050,409.43 178,030,860.28 98.7%
       -------------------------------- ----------------- -------------- ---------------
       -------------------------------- ----------------- -------------- ---------------
       Charles D. Ellis                 13,948,646,182.29 181,435,087.42 98.7
       -------------------------------- ----------------- -------------- ---------------
       -------------------------------- ----------------- -------------- ---------------
       Rajiv L. Gupta                   13,925,421,007.48 204,660,262.23 98.6
       -------------------------------- ----------------- -------------- ---------------
       -------------------------------- ----------------- -------------- ---------------
       JoAnn Heffernan Heisen           13,949,094,482.70 180,986,787.01 98.7
       -------------------------------- ----------------- -------------- ---------------
       -------------------------------- ----------------- -------------- ---------------
       Burton G. Malkiel                13,919,419,766.31 210,661,503.40 98.5
       -------------------------------- ----------------- -------------- ---------------
       -------------------------------- ----------------- -------------- ---------------
       Alfred M. Rankin, Jr.            13,933,045,925.65 197,035,344.06 98.6
       -------------------------------- ----------------- -------------- ---------------
       -------------------------------- ----------------- -------------- ---------------
       J. Lawrence Wilson               13,929,908,545.16 200,172,724.55 98.6
       -------------------------------- ----------------- -------------- ---------------

o CHANGE THE FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

       -----------------  --------------  --------------  --------------  --------------
                                                          BROKER          PERCENTAGE
       FOR                AGAINST         ABSTAIN         NON-VOTES       FOR
       -----------------  --------------  --------------  --------------  --------------
       -----------------  --------------  --------------  --------------  --------------
       12,623,163,501.67  621,630,015.07  342,875,342.43  542,412,410.54  89.3%
       -----------------  --------------  --------------  --------------  --------------

o CHANGE THE FUND'S POLICY ON BORROWING MONEY. This change enables the fund to take advantage of certain investment opportunities that do not involve leverage or a change to the fund's objective or risk profile.

       -----------------  --------------  --------------  --------------  --------------
                                                          BROKER          PERCENTAGE
       FOR                AGAINST         ABSTAIN         NON-VOTES       FOR
       -----------------  --------------  --------------  --------------  --------------
       -----------------  --------------  --------------  --------------  --------------
       12,204,092,490.35  993,869,978.13  389,706,390.69  542,412,410.54  86.4%
       -----------------  --------------  --------------  --------------  --------------
